As filed with the Securities and Exchange Commission on November 23, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Bay View Auto Trusts
(Issuer with respect to the securities)
Bay View Deposit Corporation
(Originator of the Trusts described herein)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	26-0100667 (I.R.S. Employer Identification No.)
1840 Gateway Drive
San Mateo, California 94404
(650) 312-7300
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)
Tausha A. Wagner
Vice President, Counsel and Secretary
Bay View Deposit Corporation
1840 Gateway Drive
San Mateo, California 94404
(650) 312-6807
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)
Copies to:
Larry A. Makel
David P. McLean
Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
(214) 758-1560
(214) 758-1550 (fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☑
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
Title of each class of		Proposed	maximum	Amount of
securities	Amount to be	maximum offering	aggregate	registration
to be registered	registered	price per unit(1)	offering price(1)	fee
Asset Backed Securities	$27,650,331	100%	$27,650,331	$3,255

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit..

EXPLANATORY NOTE
     This registration statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits filed herewith. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-121380) filed by Bay View Deposit Corporation with the Securities and Exchange Commission (the “Commission”) on December 17, 2004 and declared effective by the Commission on December 23, 2004, including the exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Patton Boggs LLP
Form of Opinion of Patton Boggs LLP - Tax Matters

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on November 22, 2005.

BAY VIEW DEPOSIT CORPORATION,
as Depositor (Registrant)

By: /s/ P.K. Chatterjee
Name: P.K. Chatterjee
Title: President
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Director and President	November 22, 2005
P.K. Chatterjee	(Principal Executive Officer)

*	Executive Vice President and	November 22, 2005
John Okubo	Chief Financial Officer (Principal
Financial and Accounting Officer)

*	Director	November 22, 2005
Charles G. Cooper

*	Director	November 22, 2005
John W. Rose

*	Director	November 22, 2005
Robert Goldstein

*	Director	November 22, 2005
Bernard J. Angelo

*By:	/s/ John Okubo John Okubo

EXHIBIT INDEX

Exhibit No.	Description
5.1	Form of Opinion of Patton Boggs LLP with respect to legality of the Securities

8.1	Form of Opinion of Patton Boggs LLP with respect to tax matters

23.1	Consent of Patton Boggs LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney (included on the signature page of registration statement No. 333-121380)